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                                                                  Exhibit 10.4



                                    -  -


                            EMPLOYMENT AGREEMENT



     THIS EMPLOYMENT AGREEMENT made as of 1st day of May, 1997 to be effective as set forth below.

BETWEEN:

                    Arnold Unger
                    (hereinafter referred to as the "Executive"),

                                                             OF THE FIRST PART

                    - and -

                    INTERCORP EXCELLE INC.
                    a corporation incorporated under the laws of the Province of Ontario,

                    (hereinafter referred to as the "Corporation")

                                                            OF THE SECOND PART


     WHEREAS the Executive is currently employed by the Corporation;

     AND WHEREAS the Executive and the Corporation wish to continue the Executive's employment upon the terms and conditions set forth herein;

     NOW THEREFORE in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

1.   Appointment and Duties

1.1 The Corporation shall employ the Executive in the capacity of Chief Executive Officer, Vice-President, Sales and Marketing and Co-Chairman of the Board of Directors of the Corporation (the "Board"). The Executive shall perform such duties and exercise such powers as are normally associated with and incidental and ancillary to such position and shall perform such additional duties and exercise such additional powers as may be accorded to him by the Board.

1.2 The Executive shall well and faithfully serve the Corporation and use his best efforts to promote the interests and goodwill of the Corporation during the term of his employment hereunder. The Executive shall devote his full time and energy to the Corporation. Without restricting the foregoing, the Executive shall not, without the consent of the Board, engage in any other business,

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or become an employee, director, manager or agent of any other company, firm, association, organization or individual if the Board determines acting reasonably that such would result in the inability of the Executive to perform his obligations hereunder.

1.3 This Agreement shall become effective on the date of the final registration statement filed on behalf of the Corporation with the Securities Exchange Commission pursuant to the Securities Act of 1933 (the "Effective Date").

2.   Term of Employment

2.1 Subject to earlier termination as provided in Sections 6 or 7 hereof, the term of this Agreement shall be for a period of three (3) years, commencing as of the Effective Date and concluding the third anniversary of the Effective Date (the "Expiration Date"). The parties may mutually agree to extend the term of employment on the same terms and conditions as contained herein or on such other terms and conditions as are mutually agreed between them.

3.   Compensation

3.1 During the term of the Executive's employment under this Agreement, the Corporation shall pay the Executive a minimum base salary of U.S. $135,000 per annum commencing as of the Effective Date and concluding as of the third anniversary of the Effective Date, less statutory deductions, to be paid on a bi-weekly basis.

3.2 The Corporation shall provide the Executive with employee benefits comparable to those provided by the Corporation from time to time to other senior executives of the Corporation and shall permit the Executive to participate in any share option plan, share purchase plan, retirement plan, perquisite program or similar plan offered by the Corporation from time to time to its senior executives in the manner and to the extent authorized by the Board.

3.3 The Executive shall be eligible to receive a discretionary management bonus (the "Management Bonus") in an amount to be determined by the Board in its absolute discretion. The Management Bonus shall be paid to the Executive in the event that the Corporation achieves performance targets established by the Board in its sole discretion. The minimum amount of such discretionary Management Bonus will be no less than 20% of base compensation salary for that year and shall be paid in accordance with such terms as are specified by the Board at the time such Management Bonus is awarded.

3.4 Upon the death of the Executive while this agreement is in force, the Corporation shall pay to his heir(s) or other designee(s) as provided in writing by the Executive in his last Will and Testament or document of similar intent and designations, an amount equal to the Executive's salary for a period of two (2) years after his death, payable in the same installments as his salary was being paid immediately prior to his death.

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3.5   The Corporation shall during the term of employment maintain a term policy or policies in the face amount of Cdn. $240,000, insuring the life of the Executive. The Executive shall be the owner of said policy, and shall be entitled to designate the beneficiary of such policy. The Corporation shall provide the Executive from time to time as reasonably requested with documentary proof of the purchase and maintenance of said insurance policy. The Executive has the right to purchase and maintain such term life insurance and pay for same if the Corporation fails to so purchase and maintain such policy, which expenses and costs incurred by the Executive shall be chargeable to and paid by the Corporation.

4.   Additional Compensation

4.1 The Executive shall be reimbursed for all reasonable and necessary business, travel, entertainment and other expenses actually and properly incurred by the Executive from time to time in connection with the carrying out of his duties hereunder on submission of proper receipts, vouchers and other reasonable confirming documentation. The Executive will receive a minimum car allowance determined by the Board plus all reasonable car expenses. The budget for all such expenses shall be reviewed at the beginning of each fiscal year during the term of the Executive's employment under this Agreement.

4.2 The Executive shall be entitled to 4 weeks vacation as permitted pursuant to the vacation policy in effect from time to time for the Corporation. Such vacations shall be scheduled as agreed by the Board.

4.3 The additional compensation paid to the Executive on account of car allowance, insurance, RRSP contributions and all other perquisites and compensation, shall not exceed, in the aggregate, and exclusive of the base salary and Management Bonus (if any) provided hereunder, U.S. $20,000.

5.   Confidentiality, Non-Competition and Non-Solicitation

5.1 The Executive acknowledges that as Chief Executive Officer, Vice-President, Sales and Marketing and Co-Chairman of the Board of Directors of the Corporation he will acquire information about certain matters pertaining to the Corporation, its affiliates and their businesses which are confidential to the Corporation and which information is the exclusive property of the Corporation including but not limited to clients and accounts, information concerning products and services, trade secrets and know-how, computer programs and the financial history of the Corporation.
The Executive acknowledges that such information could be used to the detriment of the Corporation and therefore the Executive shall not disclose such information in any manner, directly or indirectly, to any person without the prior written consent of the Corporation.

5.2 The Executive in his capacity as an officer and employee of the Corporation, covenants and agrees that:

(a) the Executive will not at any time within the period of eighteen (18) months following

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     the termination of the Executive's employment hereunder
     for cause, either individually or in partnership or jointly or in conjunction with any person or persons as principal, agent, shareholder (except as a shareholder holding not more that five (5) percent of the outstanding shares from time to time from any class of shares of a publicly traded corporation) or in any manner whatsoever carry on or be engaged in or concerned with or interested in, or advise, lend money to, guarantee the debts of or obligations of, or permit his name or any part thereof to be used or employed by or associated with, any person or persons engaged in or concerned with or interested in, any business the same or similar to or competitive with the business or any other business now or at any time during the course of employment of the Executive hereunder carried on by the Corporation within any territory where the Corporation is carrying on business at the time of the termination of the Executive's employment hereunder;

(b) the Executive will not at any time within the period of eighteen (18) months from the termination of the Executive's employment hereunder, either directly or indirectly, by any means or in any capacity, approach, solicit or contact in the course of being engaged in a business competitive with the Corporation any person solicited, serviced, or contacted by the Executive on behalf of the Corporation during the Executive's employment or any person known by the Executive to have been a client of the Corporation during the term of the Executive's employment;

(c) the Executive will not at any time within the period of eighteen (18) months from the termination of the Executive's employment hereunder, interfere with the employment arrangements between the Corporation or any of its employees and will not in any way solicit, recruit, hire, assist others in recruiting or hiring, or discuss employment with any employees of the Corporation; and

(d) effective from the termination of the Executive's employment hereunder, the Executive shall deliver over to the Corporation without demand, all documentation, correspondence, papers, diskettes, and any other similar material which may have been prepared by the Executive during the course of his employment and the Executive agrees not to reproduce by any means any of the above mentioned matters.

5.3 If any covenant or provision herein is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision and subsections 5.2(a), (b),
(c) and (d) are each declared to be separate and distinct covenants.

5.4 The Executive agrees that all restrictions contained in Section 5.2 are reasonable and valid and all defences to the strict enforcement thereof by the Corporation are hereby waived by the Executive. The Executive agrees that the covenants in Section 5.2 shall not terminate upon the termination of the Executive's employment hereunder. The Executive acknowledges that a violation of any of the provisions of Section 5.2 will result in immediate and irreparable damage to the Corporation and agrees that in the event of such violation the Corporation, in addition to any other

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right of relief, shall be entitled to equitable relief by way of a temporary or permanent injunction and to such other relief that any court of competent jurisdiction may deem just and proper. If the Executive is in breach of any such restrictions, the running of the period of such restrictions shall be stayed and shall recommence upon the date the Executive ceases to be in breach thereof, whether voluntarily or by injunction.

6.   Termination

6.1 The employment of the Executive hereunder may be terminated in the following manner and in the following circumstances:

(a) at any time by notice in writing from the Corporation to the Executive for cause;

(b)  automatically without notice upon the death of the Executive;

(c) automatically in the event the Executive is subject to any bankruptcy, insolvency or other similar proceeding;

(d) if the Executive shall become permanently disabled, then at any time by notice in writing from the Corporation to the Executive (and, for purposes of this subsection, the Executive shall be deemed to be permanently disabled immediately following any period of 365 consecutive days during which the Executive is prevented from performing his essential duties as a senior officer of the Corporation for more than 180 days in the aggregate by reason of illness or mental or physical disability; or

(e) in any other case by twelve (12) months (plus 1 additional month for each year of service), notice in writing given by the Corporation or equivalent compensation in lieu thereof provided that compensation in lieu of notice may, in the sole discretion of the Corporation, be paid on the same basis as set forth in Section 3.1.

6.2 In the case of the permanent disability of the Executive, the Executive shall receive 70% of his salary for the remainder of the term of the agreement.

6.3 Based upon any wrongful termination, which includes changes in control of the Company (through an acquisition where any person acquires or announces a tender offer or exchange for 25% of the Company, a sale of substantially all of the assets or merger, acquisition of the Company or its consolidation with another, or certain types of board changes), the Company shall pay the Executive, a lump sum payment, based upon his or her then compensation, including benefits and perquisites, from such termination. Such payment shall be the balance of their respective compensation for the remainder of the term. If the payment is in excess of $100,000, then such excess shall be payable in equal quarterly payments with interest at the prescribed rate under the Income Tax Act (Canada).

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6.4  Any payment to the Executive under Sections 6 or 7 shall be deemed to include all required payments pursuant to the provisions of the Employment Standards Act (Ontario).

6.5 The Executive may, by providing one (1) month notice in writing to the Corporation (the "Notice Period"), terminate this Agreement and his employment with the Corporation. In the event the Executive provides such notice to the Corporation, the Corporation may request that the Executive cease duties prior to the expiry of the Notice Period. The Corporation shall in such event pay to the Executive an amount equal to the difference between what the Executive would have received had the employment of the Executive been continued for the Notice Period and the amount actually paid by the Corporation to the Executive during the Notice Period.

7.   Change of Control

7.1 Notwithstanding Section 6 of this Agreement, in the event of a Change in Control (as hereinafter defined) of the Corporation where the Executive is Constructively Dismissed (as hereinafter defined) by new management within eighteen (18) months of the Change in Control, the Executive shall have the option of resigning from his employment by providing the Corporation, within ninety (90) days of the Constructive Dismissal, with written notice of his intention to resign in which case the following will apply.

7.2 The Executive's resignation will be effective ninety (90) days from the date at which the Corporation receives written notice of the Executive's intention to resign. On the effective date of such resignation (the "Date of Termination"), the Executive shall be entitled to the following benefits:

     (a) the Corporation shall pay to the Executive a lump sum equal to twice the aggregate of the Executive's annual salary; and

     (b) the right to exercise all stock options previously granted to the Executive whether or not such options have become fully vested within thirty (30) days of the Date of Termination.

In addition, the Corporation shall, at the request of the Executive, make representations to the Securities Exchange Commission (the "SEC") in support of an application by the Executive to the SEC for the release of any common shares in the capital of the Corporation owned by him which are still held in escrow pursuant to SEC Policy.

7.3 A "Change in Control" shall mean the occurrence of the acquisition or continuing ownership of securities ("Convertible Securities") convertible into, exchangeable for or representing the right to acquire shares of the Corporation and/or shares of the Corporation as a result of which a person, group of persons or persons acting jointly or in concert, or persons associated or affiliated with any such person, group of persons or any of such persons acting jointly or in concert (collectively, "Acquirors"), beneficially own shares of the Corporation and/or Convertible Securities such that,

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assuming only the conversion, exchange or exercise of Convertible Securities beneficially owned by the Acquirors, the Acquirors would beneficially own shares that would entitle the holders thereof to cast more than 20% of the votes attaching to all shares in the capital of the Corporation that may be cast to elect directors of the Corporation.

7.4 "Constructively Dismissed" or "Constructive Dismissal" shall be deemed to have occurred if and when any of the following events or circumstances has occurred without the prior written consent of the Executive within eighteen
(18) months of a Change in Control:

     (i) any material and adverse change in the title, status, position, job function, job responsibilities and/or reporting responsibilities of the Executive from those current at the date hereof;

     (ii) the assignment to the Executive of duties and responsibilities which are inconsistent with his current status and position;

     (iii)  a reduction in the Executive's annual base salary; or

     (iv) a material reduction in the bonus compensation or other employee benefits available to the Executive.

8.   Legal Advice

8.1 The Executive hereby represents and warrants to the Corporation and acknowledges and agrees that he had the opportunity to seek and was not prevented nor discouraged by the Corporation from seeking independent legal advice prior to the execution and delivery of this Agreement and that, in the event that he did not avail himself with the opportunity prior to signing this Agreement, he did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be used by him as a defence to the enforcement of his obligations under this Agreement.

9.   General

9.1 Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by telecopy or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows or to such other address as the relevant party may specify from time to time:

(a)  if to the Corporation:

     Intercorp Excelle Inc.
     1880 Ormont Drive
     Weston, Ontario
     M9L 2V4

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     Attention:  President

     Telecopier:    (416) 744-4369

 (b) if to the Executive, to him at:

     15 Vesta Drive
     Toronto, Ontario
     M5P 2Z4


Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a business day, on the next following business day) or, if mailed, on the third business day following the date of mailing; provided, however, that if at the time of mailing or within three (3) business days thereafter there is or occurs a labour dispute or other event which might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid.

9.2 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no covenants, conditions, agreements, representations, warranties or any other terms or provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof, except as herein provided.

9.3 This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario.

9.4 No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver constitute a continuing waiver unless otherwise provided.

9.5 This Agreement shall enure to the benefit of and shall be binding upon and enforceable by the parties hereto, and the heirs, executors, administrators and legal personal representatives of the Executive and the successors and assigns of the Corporation. This Agreement is personal to the Executive and may not be assigned by the Executive.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first above written.

Signed, sealed and delivered in the presence of:  )

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                                     )
                                     )
___________________________________  ).......................................
Witness:                               Arnold Unger


                                      INTERCORP EXCELLE INC.


                                      Per:
                                           Authorized Signing Officer